Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on November 1, 2012

Teradata Reports Third Quarter Results

•	Revenue increased 10 percent in constant currency(1)

•	Product gross margin increased 350 basis points

•	Non-GAAP operating margin increased 200 basis points

•	GAAP EPS of $0.60, an 18 percent increase from the prior-year period

•	Non-GAAP EPS of $0.69, versus $0.59 in the third quarter of 2011(2)

•	Year-to-date cash from operating activities increased $64 million from prior-year period

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $647 million for the quarter ended September 30, 2012, an increase of 7 percent from $602 million in the third quarter of 2011. In constant currency, revenue increased 10 percent from the third quarter of 2011, in line with management’s expectations.(1)

Gross margin of 55.8 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), improved 130 basis points from the third quarter of 2011. On a non-GAAP basis, excluding the special items and stock-based compensation expense described in footnote #2,(2) gross margin was 56.9 percent, a 150 basis point improvement from 55.4 percent in the third quarter of 2011. The increase in gross margin was driven by leverage from revenue growth as well as a favorable product revenue mix.

Stock-based compensation expense and special items had a $15 million negative impact on Teradata’s third quarter 2012 net income as reported under GAAP.(2)

Teradata reported GAAP net income of $104 million, or $0.60 per diluted share, which compared to GAAP net income of $87 million, or $0.51 per diluted share, in the third quarter of 2011. Excluding stock-based compensation expense and the special items detailed in footnote #2,(2) non-GAAP net income in the third quarter of 2012 was $119 million, or $0.69 per diluted share, versus $101 million, or $0.59 per diluted share in the third quarter of 2011.(2)

“In Q3, Teradata continued to deliver solutions that create value for our customers and solid financial results for Teradata, given the macro-economic environment, said Mike Koehler, president and chief executive officer of Teradata Corporation. “Teradata’s competitive position has never been stronger, and we are well positioned with our market-leading technology and solutions in three growing and strategic markets—data warehousing, big data analytics and integrated marketing management.”

Regional Revenue Performance

(in millions)

	For the Three Months Ended September 30
By segment/region	2012	2011	% Chg. as Reported	% Chg. in Constant Currency(1)
Americas region	$384	$375	2%	3%
EMEA region	156	133	17%	28%
APJ region	107	94	14%	16%

Total revenue	$647	$602	7%	10%

	For the Nine Months Ended September 30
By segment/region	2012	2011	% Chg. as Reported	% Chg. in Constant Currency(1)
Americas region	$1,170	$1,021	15%	15%
EMEA region	460	403	14%	23%
APJ region	295	265	11%	12%

Total revenue	$1,925	$1,689	14%	17%

Operating Income

Third-quarter operating income of $143 million increased from $122 million reported in the third quarter of 2011. On a non-GAAP basis, operating income of $166 million increased 16 percent from the third quarter of 2011.(2) Higher revenue as well as favorable product revenue mix more than offset the increased investment in selling expense.

Cash Flow

Teradata generated $107 million of cash from operating activities, compared to $102 million in the prior-year period. Teradata generated $67 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the third quarter of 2012, versus $75 million in the same period in 2011. The decline in free cash flow was due to increased investments in property and equipment, and capitalized software development expenses.

Year-to-date, Teradata generated $451 million of cash from operating activities, a $64 million increase from $387 million generated in the first nine months of 2011. Teradata generated $342 million of free cash flow(3) in the first nine months of 2012, a $42 million increase from the same period in 2011.

	For the Periods Ended September 30 (in millions)
	Three Months		Nine Months
	2012	2011	2012	2011
Net Income (GAAP)	$104	$87	$307	$255

Cash provided by operating activities (GAAP)	$107	$102	$451	$387

Less capital expenditures for:
Expenditures for property and equipment	(18)	(9)	(49)	(31)
Additions to capitalized software	(22)	(18)	(60)	(56)

Total capital expenditures	(40)	(27)	(109)	(87)

Free Cash Flow (non-GAAP measure)(3)	$67	$75	$342	$300

Balance Sheet

Teradata ended the third quarter of 2012 with $909 million in cash, an $88 million increase from June 30, 2012.

As of September 30, 2012, Teradata had total debt of $292 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2012 Outlook

Teradata now expects full-year 2012 revenue growth, on a reported basis, to be at the low end of its previous guidance range of 12-14 percent. On a constant currency basis, Teradata expects revenue growth to be at the low end of its prior guidance range of 14-16 percent.

Teradata expects full-year 2012 GAAP earnings per share to be in the middle to the higher end of its previous range of $2.34 to $2.44. Excluding stock-based compensation expense and special items, non-GAAP EPS for 2012 is expected to be in the middle to the higher end of its prior guidance range of $2.72 to $2.82.(2)

2012 Third-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third-quarter 2012 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency basis.

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	(in millions)				(in millions)
Revenue	2012	2011	% Chg As Rpt’d	% Chg CC	2012	2011	% Chg As Rpt’d	% Chg CC
Products (software/hardware)	$306	$287	7%	9%	$935	$791	18%	21%
Consulting services	194	176	10%	13%	552	498	11%	14%
Maintenance services	147	139	6%	9%	438	400	10%	12%

Total services	341	315	8%	12%	990	898	10%	13%

Total revenue	$647	$602	7%	10%	$1,925	$1,689	14%	17%

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	(in millions)				(in millions)
By segment/region	2012	2011	% Chg As Rpt’d	% Chg CC	2012	2011	% Chg As Rpt’d	% Chg CC
Americas region	$384	$375	2%	3%	$1,170	$1,021	15%	15%
EMEA region	156	133	17%	28%	460	403	14%	23%
APJ region	107	94	14%	16%	295	265	11%	12%

Total revenue	$647	$602	7%	10%	$1,925	$1,689	14%	17%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s third quarter GAAP operating income results as reported in this release included $11 million of amortization of acquisition-related intangible assets; $2 million of acquisition transaction and integration expenses; and $10 million of stock-based compensation expense.

The following tables reconcile Teradata’s actual and projected results and EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a)	Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended September 30 (in millions)			For the Nine Months Ended September 30 (in millions)
	2012	2011	% chg	2012	2011	% chg
Gross Margin (GAAP)	$361	$328	10%	$1,081	$919	18%
% of Revenue (GAAP)	55.8%	54.5%		56.2%	54.4%

Excluding:
Stock-based compensation expense	1	1		3	3
Purchase accounting adjustments	—	3		2	15
Amortization of acquisition-related intangible assets	7	4		16	11
Transaction, integration and reorganization related costs	—	—		1	2

Adjusted Gross Margin (non-GAAP)	$369	$336	10%	$1,103	$950	16%

% of Revenue (non-GAAP)	56.9%	55.4%		57.2%	55.7%

(b)	Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended September 30 (in millions)			For the Nine Months Ended September 30 (in millions)
	2012	2011	% chg	2012	2011	% chg
Operating Income (GAAP)	$143	$122	17%	$430	$323	33%
% of Revenue (GAAP)	22.1%	20.3%		22.3%	19.1%

Excluding:
Stock-based compensation expense	10	8		31	25
Purchase accounting adjustments	—	3		2	15
Amortization of acquisition-related intangible assets	11	6		26	18
Transaction, integration and reorganization related costs	2	4		12	21

Adjusted Operating Income (non-GAAP)	$166	$143	16%	$501	$402	25%

% of Revenue (non-GAAP)	25.6%	23.6%		26.0%	23.6%

(c)	Net Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended September 30 (in millions)			For the Nine Months Ended September 30 (in millions)
	2012	2011	% chg	2012	2011	% chg
Net Income (GAAP)	$104	$87	20%	$307	$255	20%
% of Revenue (GAAP)	16.1%	14.5%		15.9%	15.1%

Excluding:
Gain from equity investments	—	—		—	(22)
Stock-based compensation expense	6	5		19	16
Purchase accounting adjustments	—	2		1	10
Amortization of acquisition-related intangible assets	7	5		17	12
Transaction, integration and reorganization related costs	2	2		10	15

Adjusted Net Income (non-GAAP)	$119	$101	18%	$354	$286	24%

% of Revenue (non-GAAP)	18.4%	16.7%		18.3%	16.8%

(d)	Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	For the periods ended September 30
	Three Months		Nine Months		2012
	2012	2011	2012	2011	Guidance
Diluted Earnings Per Share (GAAP)	$0.60	$0.51	$1.78	$1.48	$2.34 - $2.44

Excluding:
Gain from equity investments	—	—	—	($0.13)
Stock-based compensation expense	$0.04	$0.03	$0.11	$0.09	$0.16
Purchase accounting adjustments	—	$0.01	$0.01	$0.06	$0.01
Amortization of acquisition-related intangible assets	$0.04	$0.03	$0.10	$0.07	$0.14
Transaction, integration and reorganization related costs	$0.01	$0.01	$0.06	$0.09	$0.07

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.69	$0.59	$2.06	$1.66	$2.72 - $2.82

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for, or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended September 30
	Three Months			Nine Months
	2012	2011	% Chg	2012	2011	% Chg
Revenue

Products	$306	$287	7%	$935	$791	18%
Services	341	315	8%	990	898	10%

Total revenue	647	602	7%	1,925	1,689	14%

Product gross margin	211	188		638	520
% of Revenue	69.0%	65.5%		68.2%	65.7%
Services gross margin	150	140		443	399
% of Revenue	44.0%	44.4%		44.7%	44.4%

Total gross margin	361	328		1,081	919
% of Revenue	55.8%	54.5%		56.2%	54.4%

Selling, general and administrative expenses	174	163		518	478
Research and development expenses	44	43		133	118

Income from operations	143	122		430	323
% of Revenue	22.1%	20.3%		22.3%	19.1%

Other (expense) income, net	—	(1)		(1)	25

Income before income taxes	143	121		429	348
% of Revenue	22.1%	20.1%		22.3%	20.6%

Income tax expense	39	34		122	93

% Tax rate	27.3%	28.1%		28.4%	26.7%

Net income	$104	$87		$307	$255

% of Revenue	16.1%	14.5%		15.9%	15.1%

Net income per common share
Basic	$0.62	$0.52		$1.82	$1.52
Diluted	$0.60	$0.51		$1.78	$1.48

Weighted average common shares outstanding
Basic	168.8	167.9		168.4	168.3
Diluted	172.4	171.7		172.1	172.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30,	June 30,	December 31,
	2012	2012	2011
Assets
Current assets
Cash and cash equivalents	$909	$821	$772
Accounts receivable, net	524	505	494
Inventories	41	35	61
Other current assets	79	79	85

Total current assets	1,553	1,440	1,412

Property and equipment, net	143	134	120
Capitalized software, net	162	152	140
Goodwill	933	925	742
Acquired intangible assets	193	200	163
Deferred income taxes	34	33	28
Other assets	33	31	11

Total assets	$3,051	$2,915	$2,616

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$107	$100	$97
Payroll and benefits liabilities	136	121	169
Deferred revenue	352	410	339
Other current liabilities	99	88	90

Total current liabilities	694	719	695

Long-term debt	278	282	290
Pension and other postemployment plan liabilities	80	76	77
Long-term deferred revenue	30	24	24
Other liabilities	91	79	36

Total liabilities	1,173	1,180	1,122

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	875	844	765
Treasury Stock	(565)	(562)	(526)
Retained earnings	1,544	1,440	1,237
Accumulated other comprehensive income	22	11	16

Total stockholders’ equity	1,878	1,735	1,494

Total liabilities and stockholders’ equity	$3,051	$2,915	$2,616

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months		Nine Months
	2012	2011	2012	2011
Operating activities
Net income	$104	$87	$307	$255

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32	25	93	74
Stock-based compensation expense	10	8	31	25
Excess tax benefit from stock-based compensation	(9)	(1)	(33)	(10)
Deferred income taxes	6	20	28	31
Gain on investments	—	—	—	(28)
Changes in assets and liabilities:
Receivables	(19)	(25)	(20)	(12)
Inventories	(5)	(5)	21	—
Current payables and accrued expenses	45	30	23	—
Deferred revenue	(53)	(38)	19	57
Other assets and liabilities	(4)	1	(18)	(5)

Net cash provided by operating activities	107	102	451	387

Investing activities
Expenditures for property and equipment	(18)	(9)	(49)	(31)
Additions to capitalized software	(22)	(18)	(60)	(56)
Business acquisitions and other investing activities, net	(1)	(3)	(239)	(722)

Net cash used in investing activities	(41)	(30)	(348)	(809)

Financing activities
Repurchases of common stock	(2)	(57)	(39)	(95)
Proceeds from long-term borrowings	—	—	—	600
Repayments of long-term borrowings	(4)	—	(8)	(300)
Excess tax benefit from stock-based compensation	9	1	33	10
Other financing activities, net	12	3	48	19

Net cash provided by (used in) financing activities	15	(53)	34	234

Effect of exchange rate changes on cash and cash equivalents	7	(10)	—	(4)

Increase (Decrease) in cash and cash equivalents	88	9	137	(192)
Cash and cash equivalents at beginning of period	821	682	772	883

Cash and cash equivalents at end of period	$909	$691	$909	$691

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months				Nine Months
	2012	2011	% Change As Reported	% Change Constant Currency	2012	2011	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$384	$375	2%	3%	$1,170	$1,021	15%	15%
EMEA	156	133	17%	28%	460	403	14%	23%
APJ	107	94	14%	16%	295	265	11%	12%

Total revenue	647	602	7%	10%	1,925	1,689	14%	17%

Segment gross margin
Americas	229	223			703	592
% of Revenue	59.6%	59.5%			60.1%	58.0%
EMEA	81	62			240	208
% of Revenue	51.9%	46.6%			52.2%	51.6%
APJ	51	43			138	119
% of Revenue	47.7%	45.7%			46.8%	44.9%

Total gross margin	361	328			1,081	919
% of Revenue	55.8%	54.5%			56.2%	54.4%

Selling, general and administrative expenses	174	163			518	478
Research and development expenses	44	43			133	118

Income from operations	$143	$122			$430	$323

% of Revenue	22.1%	20.3%			22.3%	19.1%